UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 18, 2011


                              SIGA RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      333-145879                74-3207964
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

                                1002 Ermine Court
                           South Lake Tahoe, CA, 96150
                    (Address of principal executive offices)

                             Telephone: 530-577-4141
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On May 12, 2011, the Company entered into an agreement with Big Rock Resources Ltd., an Alberta company ("Big Rock"), whereby the two companies will develop the Lucky Thirteen gold placer project (the "Project") under a 50/50 joint venture agreement (the "JV Agreement"). Under the terms of the JV Agreement, Big Rock will commit to a funding schedule as follows:

     1. Payment of $400,000 for the initial work program on the Project, payable as follows:

          a.   $50,000 by May 14, 2011;
          b.   $350,000 by May 31, 2011;

     2. Payment of $8,500,000 for the cost of putting the Project into production.

Under the terms of the Agreement, the operator is a BC company formed solely to operate the Project, Lucky 13 Mining Company Ltd., which is owned 50% by Siga Resources and 50% by Big Rock.

Concurrent with signing of the JV Agreement, the parties to the initial acquisition agreement on the property, Siga Resources and Peter Osha, agreed to assign Siga's interest in that agreement to Lucky 13 Mining Company Ltd.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 18, 2011, the Company issued 2,000,000 restricted shares to Crown Equity Holdings Inc. for 6 months of investor relations and media advertisement services commencing May 12, 2011.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits

Ex. 10 JOINT VENTURE AGREEMENT SIGNED MAY 12, 2011

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SIGA RESOURCES INC.


Date: May 18, 2011                        /s/ Edwin Morrow
                                          ------------------------------------
                                          EDWIN MORROW

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